Xcel Energy Purpose Federal and state laws prohibit buying or selling securities if an individual is aware of information that is considered to be Material and Nonpublic. Certain individuals in key roles are required to seek pre- clearance before making any securities transactions involving Xcel Energy securities or the securities of certain other companies. This Policy outlines the pre-clearance procedure, securities trading black-out periods and additional requirements that are applicable to Directors and Executive Officers. Applicability This Securities Trading for Pre-clearance Persons policy (“Policy”) applies to: • Members of the Xcel Energy Inc. board of directors, • Officers who are required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended, • Other employees subject to Xcel Energy Stock Ownership Guidelines, and • Other individuals with access to Material Nonpublic Information regarding the Company and identified as having such access by the Securities Trading Policy Committee. Other Individuals may include Other Employees, agents, advisors and independent contractors of the Company. These individuals are collectively referred to as “Pre-clearance Persons.” This Policy also applies to family members and others living in the household of Pre-clearance Persons, as well as any trusts, foundations, other entities or accounts in which a Pre-clearance Person or Related Party exercises control or investment influence. Pre-clearance Persons are expected to be responsible for compliance of Related Parties and seek pre-clearance for such persons. The Office of the Corporate Secretary maintains the list of Pre-clearance Persons. Management may request that the Securities Trading Policy Committee add an individual to the list. On an annual basis, the Corporate Secretary provides a list of Pre-clearance Persons to the Securities Trading Policy Committee. People designated as Pre-clearance Persons must also follow the Securities Trading Overall policy (3.14). Requirements and Responsibilities Because of the greater access Pre-clearance Persons have to sensitive information regarding Xcel Energy, these individuals are required to pre-clear with the Company all trading activity in Company Securities even though they may not believe they possess any Material Nonpublic Information. Pre-clearance Persons are also required to pre-clear such trades for Related Parties. Pre-clearance is required to avoid even the appearance Securities Trading for Pre-clearance Persons Policy Highlights • Pre-clearance Persons must seek pre- clearance before making a securities transaction. • No trading of Xcel Energy securities may occur during a blackout period. • Receiving profits from any purchase and sale, or any sale and purchase, of Xcel Energy’s common stock within a period of six months is generally prohibited. • Directors and Executive Officers are prohibited from holding Xcel Energy Securities in a margin account or pledging Xcel Energy Securities. Policy 3.15

Securities Trading for Pre-clearance Persons (3.15) | 2 Xcel Energy of an improper transaction and provide some uniformity to the definition of Material Nonpublic Information among the Company’s personnel. Prior to making any purchase or sale of the Company’s Securities, Pre-clearance Persons must contact the Securities Trading Policy Committee to determine whether their proposed trade or the trade of a Related Party is permitted under this Policy. The Securities Trading Policy Committee will advise whether the proposed trade is permissible. The Securities Trading Policy Committee is responsible for keeping a record of all inquiries and the responses given. If the Pre-clearance Person is advised that a trade may not occur, the proposed transaction may not take place. To avoid signaling to others that something nonpublic and material is happening concerning Xcel Energy, the response should be kept entirely confidential. Such confidentiality will be easier to maintain if the required pre-clearance procedure is completed prior to discussing a proposed trade with others (including brokers and family members). To further minimize potential signaling issues, an individual should avoid divulging the existence of any response to a pre-clearance request or the existence of a Blackout Period to anyone else, especially to individuals who are engaged in the securities industry. A favorable response to a trading inquiry from the Securities Trading Policy Committee should not be interpreted as approval by Xcel Energy of the advisability of the proposed trade or of its compliance with other applicable policies, laws and regulations, including the Securities Trading Overall policy (3.14). It is the Pre- clearance Person’s responsibility to decide whether a contemplated transaction is within the scope of these other restrictions and you should consult with the Securities Trading Policy Committee if you have any questions about that analysis. Moreover, the Pre-clearance Person or Related Party should not make the proposed trade if in possession of Material Nonpublic Information about the Company. Due to the access the Pre-clearance Person may have to internal financial information concerning the Company prior to the public distribution of such information, this Policy provides that, subject to certain exceptions set forth under “Hardship Trades” below, no trade by Pre-clearance Persons may be made during Blackout Periods. These Blackout Periods are designed to begin when information regarding financial performance of the Company during any fiscal period begins to come into focus and be generally available for internal review and ends after such information has been publicly disseminated and digested by the market. Pre-Clearance Procedure All transactions by Pre-clearance Persons and their Related Parties in Xcel Energy Securities (other than exercises of options granted by the Company, the forfeiture of shares to the Company for tax withholdings, transactions pursuant to certain pre-cleared contracts, instructions and plans, sometimes referred to as 10b5-1 plans, and certain gifts), must be pre-cleared with the Securities Trading Policy Committee. Such permission will remain effective for the shorter of seven business days following the grant of permission or a date specified by the Securities Trading Policy Committee. To request pre-clearance, a Pre-Clearance Person must complete a Securities Trading Request Form and send it to the Office of the Corporate Secretary. The purchase, sale, fund transfer or instructions for other participant-initiated plan transactions must be completed or delivered, as applicable, within the time described above, or the Pre-clearance Person must apply for and receive another pre-clearance. Even if you receive pre-clearance to transact, you may not trade when you are aware of Material Nonpublic Information about the Company.

Securities Trading for Pre-clearance Persons (3.15) | 3 Xcel Energy Blackout Period Pre-clearance Persons or their Related Parties may not trade in Xcel Energy Securities (other than exercises of options granted by the Company not involving the sale of shares into the market, forfeiture of shares to the Company for tax withholdings, transactions pursuant to certain pre-cleared contracts, instructions and plans (sometimes referred to as 10b5-1 plans), and certain benefit plan transactions, dividend reinvestments and gifts as outlined in this Policy) during Blackout Periods. The Blackout Period for the Company’s fiscal year end and for the Company’s first, second and third fiscal quarters, is the period beginning two weeks prior to the end of each such period and ending after one full trading day has passed after the annual results or quarterly results, as the case may be, have been publicly released. The Securities Trading Policy Committee may declare other Blackout Periods as appropriate. Retirement Plan Blackout Period Except as provided below, no Xcel Energy Director or Executive Officer may acquire or transfer any Company stock (or any derivative security) at any time when a Retirement Plan Blackout Period (a temporary suspension of securities transactions as defined in Regulation BTR, Blackout Trading Restriction, issued by the Securities and Exchange Commission) is in effect with respect to Company stock held in a Company retirement plan that provides individual accounts for each participant. This restriction applies to Company stock (or related derivative securities) held directly by the Director or Executive Officer or held by others (such as a Related Party or a trust) if the Director or Executive Officer has a pecuniary interest in such Securities, and such Securities were acquired in connection with the Director’s or Executive Officer’s service to or employment with the Company. This restriction does not, however, apply to Xcel Energy stock not acquired in connection with service or employment as a Director or Executive Officer, or to certain types of transactions specified in Regulation BTR. Nevertheless, because of the complexity of the issues involved, all voluntary transactions by Directors or Executive Officers involving Company stock or related derivative securities during a Retirement Plan Blackout Period, including exercises of options granted by the Company, must be pre-cleared with the Securities Trading Policy Committee. Hardship Trades The Securities Trading Policy Committee may, on a case-by-case basis, authorize trading in Xcel Energy Securities during a Blackout Period due to financial or other hardships only after the Pre-clearance Person or the person trading has: • Notified the Securities Trading Policy Committee in writing of the circumstances of the hardship and the amount and nature of the proposed trade(s); • Certified to the Securities Trading Policy Committee in writing no earlier than two business days prior to the proposed trade(s) that he or she is not aware of Material Nonpublic Information concerning the Company; and • Received approval in writing from the Securities Trading Policy Committee for the trade(s). The existence of the foregoing approval procedures does not in any way obligate the Securities Trading Policy Committee to approve any trades requested by hardship applicants. The Securities Trading Policy Committee may reject any trading requests at the Securities Trading Policy Committee’s sole discretion. Additional Limitations and Requirements Applicable to Directors and Executive Officers Prohibition on Short-swing Trading Directors and Executive Officers are generally prohibited from receiving profits from any purchase and sale or any sale and purchase of Xcel Energy’s common stock within a period of six months. This Policy also applies to 401(k) and Deferred Compensation plan fund transfers involving Xcel Energy Securities. If an individual

Securities Trading for Pre-clearance Persons (3.15) | 4 Xcel Energy engages in prohibited opposite-way transactions within six months, they are required to return the profits to Xcel Energy. The short-swing transaction rules also apply to transactions by the spouse and any dependents of such individuals. These rules also may apply to transactions by trusts and other entities owned or controlled by such individuals. Margin Accounts and Pledges Because a margin or foreclosure sale may occur when Pre-clearance Persons are aware of Material Nonpublic Information or otherwise not permitted to trade in Xcel Energy Securities, Directors and Executive Officers are prohibited from holding Xcel Energy Securities in a margin account or pledging Xcel Energy Securities as collateral for a loan. Reporting Obligations In addition to obtaining pre-clearance: • Directors and Executive Officers should promptly notify the Corporate Secretary when any trade, fund transfer or gift has occurred. The purpose of such notice is to help assure that mandatory reporting requirements and Company policies are met. Sales of Xcel Energy Securities must be reported on Form 144 no later than the day the sales occur, and transactions in Xcel Energy Securities must be reported on a Form 4 within two business days of the transaction date. • Directors and Executive Officers remain subject to and obligated to comply with all securities laws, including Rule 144 of the Securities Act of 1933, as well as the provisions of this Policy, whenever they transact in Xcel Energy Securities. Exceptions Benefit Plan Transactions Acquisitions of shares pursuant to Xcel Energy-sponsored compensation and benefit plans for which the timing and number of shares acquired are not within the discretion of the Pre-clearance Person also are exempt from the pre-clearance requirement and the prohibition of trading during the Blackout Periods. This would include the regular investment of pre-tax, after-tax or matching contributions in Xcel Energy Inc. stock pursuant to pre- existing elections. This also would include the withholding of shares to satisfy tax withholding obligations related to such acquisition pursuant to elections made in accordance with the terms of the applicable plan. The exemption does not include: • 401(k) or other benefit plan transactions that participants initiate, such as switching investments into or out of the Xcel Energy stock fund; • Liquidating all or part of an Xcel Energy stock fund to fund a plan loan; • Withdrawal or distribution from the Xcel Energy stock fund; or • Changing your contribution/investment elections with respect to future contributions to affect the amount of contributions allocated to the Xcel Energy stock fund. These participant-initiated transactions are treated like any other Xcel Energy stock transaction and are subject to Securities Trading Policy Committee pre-clearance requirements. Dividend Reinvestment and Stock Purchase Plan The purchase of shares of common stock through the reinvestment of dividends under Xcel Energy's Dividend Reinvestment and Stock Purchase Plan is exempt from the pre-clearance requirement and the prohibition of trading during the Blackout Periods. The general policy, however, applies to any decision by a Pre-clearance Person or Related Party to commence, increase or decrease participation in this plan or to purchase any shares through optional cash investments. The purchase of shares with dividends from stock held in a 401(k) savings plan is exempt if the trustee for the plan sends the dividends to the Dividend Reinvestment Plan Agent.

Securities Trading for Pre-clearance Persons (3.15) | 5 Xcel Energy Gifts A bona fide gift of Company Securities to a person or entity is exempt from the pre-clearance requirement and the prohibition on trading during Blackout Periods if either (a) the recipient of the gift is subject to this Policy (such as a Related Party) or (b) you have a reasonable basis for knowing that the recipient does not intend to sell the Securities immediately or during a Blackout Period applicable to you. Mutual Funds Transactions in mutual funds that are invested in Company Securities are not transactions subject to this Policy. Certifications In addition to acknowledging initial receipt and understanding of this Policy, anyone covered by the applicability section of this Policy may be asked periodically to confirm compliance with and continued understanding of the Securities Trading Overall policy (9.14), and this Policy, in writing. Consequences of Noncompliance Any employee, regardless of position or title, who violates any provision of this Policy, may be subject to discipline, up to and including termination of employment. Contractor violations may result in removal of assignment at Xcel Energy. Reporting and Protection from Retaliation We encourage individuals to speak up without fear of retaliation when they see or suspect policy violations. There are several reporting options available. Retaliation is prohibited and will not be tolerated at Xcel Energy. Please refer to Xcel Energy’s Anti-Retaliation Policy (9.23). Definitions Executive Officers Officers who are required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended. Material Information Information that a reasonable investor, given the total mix of information, would consider important in deciding whether to buy, hold or sell securities. Specifically, it is information that, if disclosed to the public, might reasonably be expected to affect the price of the securities. Examples of events or information that may constitute Material Information include but are not limited to: • Revenue, earnings or other operating results not yet released • Projections of future earnings or losses • Mergers, acquisitions, tender offers, joint ventures or changes in assets • Major litigation • Significant regulatory developments, including the status of rate cases • New products/services, discoveries or developments regarding customers or suppliers (such as acquisition or loss of a contract) • Changes in control or senior management • Events regarding the company’s securities, such as dividends, sales of securities or repurchase plans

Securities Trading for Pre-clearance Persons (3.15) | 6 Xcel Energy Many other types of information may be considered “material” depending on the circumstances, and the materiality of particular information is subject to regular reassessment. Nonpublic Information Any information that has not been disclosed generally to the public. Information that is received under circumstances that indicate the information is not yet in general circulation should be assumed to be nonpublic. Information is not considered to be known to the public immediately upon issuance of a news release, but is public information only after there is adequate time for the news to be circulated and absorbed by the market and investors. Other Employees Employees other than Executive Officers and Other Executives Other Executives Employees, other than Executive Officers, subject to Xcel Energy Stock Ownership Guidelines Other Individuals Individuals with access to Material Nonpublic Information regarding the Company and identified as having such access by the Securities Trading Policy Committee. Other Individuals may include Other Employees, agents, advisors and independent contractors of the Company. Pre-clearance Person Executive Officers, Other Executives, Directors and Other Individuals as defined in this Policy. Related Parties Family members and others living in a Pre-clearance Person’s household, and any trusts, foundations, other entities or accounts in which a person covered by this Policy or members of such person’s family exercise control or influence. Securities Any securities issued by a company, such as common stock, preferred stock and debt, as well as related derivative securities such as puts, calls, options to purchase any shares of the company’s stock or securities convertible into or exchangeable for shares of the company’s stock and exchange traded options and any other securities that relate to or derive their value from the Company’s or the other company’s stock. Securities Trading Policy Committee A group comprising Xcel Energy's Chief Legal and Compliance Officer, Corporate Secretary, Chief Financial Officer, and others who may be designated occasionally, that oversees administration of this Policy. Xcel Energy Xcel Energy Inc. and its subsidiaries and affiliates. The use of “we,” “ours,” or the “Company” is synonymous with Xcel Energy. References Read and follow: Securities Trading Overall (3.14) Securities Trading Policy Request Form (Attachment 3.15-1) Code of Conduct

Securities Trading for Pre-clearance Persons (3.15) | 7 Xcel Energy History of Revisions August 23, 2023 August 19, 2020 August 21, 2019 August 23, 2017 August 24, 2016 December 9, 2015 September 16, 2014 February 20, 2013 January 21, 2011 August 25, 2010 – Initial Issuance Approval This Policy was approved by the Executive Vice President and Chief Compliance Officer, and the President and Chief Executive Officer.